Exhibit 99.1

December 14, 2022

NEWS RELEASE

FOR IMMEDIATE RELEASE

REV GROUP, INC. REPORTS FISCAL 2022 FOURTH QUARTER AND FULL YEAR RESULTS

PROVIDES FISCAL 2023 FULL YEAR GUIDANCE

•
Fourth quarter and full year net sales of $623.6 million and $2,331.6 million, respectively
•
Fourth quarter and full year net income of $8.7 million and $15.2 million, respectively
•
Fourth quarter and full year Adjusted EBITDA1 of $33.5 million and $105.1 million, respectively
•
Fourth quarter and full year Adjusted Net Income1 of $16.2 million and $49.1 million, respectively
•
Full year cash provided by operating activities of $91.6 million and end of fourth quarter Net Debt2 of $209.6 million
•
Full year common share repurchases of 5.8 million shares for $70.0 million
•
End of fourth quarter $4.2 billion record backlog

Brookfield, Wis.--(BUSINESS WIRE) -- REV Group, Inc. (NYSE: REVG) today reported results for the three months ended October 31, 2022 (“fourth quarter 2022”). Consolidated net sales in the fourth quarter 2022 were $623.6 million, representing an increase of 5.7 percent compared to $589.9 million for the three months ended October 31, 2021 (“fourth quarter 2021”). The increase in consolidated net sales was primarily due to an increase in net sales in the Commercial and Recreation segments, partially offset by a decrease in net sales in the Fire and Emergency (“F&E”) segment. Consolidated net sales were $2.3 billion for the twelve months ended October 31, 2022 (“full year 2022”), which was a decrease of 2.1 percent over the twelve months ended October 31, 2021 (“full year 2021”).

The company’s fourth quarter 2022 net income was $8.7 million, or $0.15 per diluted share, compared to net income of $0.0 million, or $0.00 per diluted share, in the fourth quarter 2021. Adjusted Net Income for the fourth quarter 2022 was $16.2 million, or $0.28 per diluted share, compared to Adjusted Net Income of $17.9 million, or $0.27 per diluted share, in the fourth quarter 2021. Net income for the full year 2022 was $15.2 million, or $0.25 per diluted share, compared to net income of $44.4 million, or $0.69 per diluted share in full year 2021.

Adjusted EBITDA in the fourth quarter 2022 was $33.5 million, compared to $31.1 million in the fourth quarter 2021. The increase in Adjusted EBITDA during the quarter was driven by increased contribution from the Recreation segment, partially offset by a decrease in the F&E and Commercial segments. Full year 2022 Adjusted EBITDA was $105.1 million, compared to $141.5 million in full year 2021.

During the quarter, the company appointed Dan DesRochers as President of REV Fire Group. Prior to joining REV Group, Mr. DesRochers served as President and COO at Morgan Truck Body, LLC, a division of JB Poindexter & Co, where he led a team of 2,500 and oversaw 14 plants for the largest North American manufacturer of dry freight and refrigerated truck bodies. Prior to that, he served as Chief Operating Officer for Morgan Olson. Over his 30-year career, Mr. DesRochers has held leadership roles with General Electric, United States Can Company, and Federal Signal Corporation.

1 REV Group, Inc. Adjusted Net Income and Adjusted EBITDA are non-GAAP measures that are reconciled to their nearest GAAP measure later in this release.

2 Net Debt is defined as total debt less cash and cash equivalents.

“Throughout fiscal 2022 we managed macro headwinds that impacted our ability to achieve consistent production flow and staffing levels within our manufacturing facilities,” REV Group Inc. President and CEO Rod Rushing said. “In the face of these challenges, we continued to deploy operational initiatives that we believe will deliver improved operational performance and shareholder value. We have made progress against supply chain headwinds with an expectation to benefit from multi-sourcing initiatives within the first half of fiscal 2023. I would like to thank our team for their efforts while working through these challenges.”

REV Group Fourth Quarter Segment Highlights

Fire & Emergency Segment

F&E segment net sales were $253.0 million in the fourth quarter 2022, a decrease of $24.3 million, from $277.3 million in the fourth quarter 2021. The decrease in net sales compared to the prior year quarter was primarily due to decreased shipments of fire apparatus and ambulance units related to supply chain disruption, partially offset by price realization. F&E segment backlog at the end of the fourth quarter 2022 was $2.6 billion, an increase of $1.1 billion compared to $1.5 billion at the end of the fourth quarter 2021. The increase was primarily the result of continued demand and strong order intake for fire apparatus and ambulance units, pricing actions, and lower shipments against backlog.

F&E segment Adjusted EBITDA was $1.9 million in the fourth quarter 2022, a decrease of $8.2 million from $10.1 million in the fourth quarter 2021. Profitability within the segment was impacted by lower sales volume, inflationary pressures, and inefficiencies related to supply chain disruption and Hurricane Ian, partially offset by price realization.

Commercial Segment

Commercial segment net sales were $110.9 million in the fourth quarter 2022, an increase of $16.4 million from $94.5 million in the fourth quarter 2021. The increase in net sales compared to the prior year quarter was primarily due to increased shipments of school buses, terminal trucks and street sweepers, and price realization, partially offset by decreased shipments of municipal transit buses. Commercial segment backlog at the end of the fourth quarter 2022 was $525.6 million, an increase of $130.9 million compared to $394.7 million at the end of the fourth quarter 2021. The increase was primarily the result of increased orders for school buses and terminal trucks, and pricing actions.

Commercial segment Adjusted EBITDA was $3.3 million in the fourth quarter 2022, a decrease of $2.4 million from $5.7 million in the fourth quarter 2021. Lower profitability in the quarter was primarily the result lower shipments and an unfavorable mix of municipal transit buses, inefficiencies related to labor constraints and supply chain disruptions, and inflationary pressures, partially offset by increased shipments and improved profitability of terminal trucks, and price realization.

Recreation Segment

Recreation segment net sales were $260.1 million in the fourth quarter 2022, an increase of $42.2 million from $217.9 million in the fourth quarter 2021. The increase in net sales compared to the prior year quarter was primarily due to price realization, and favorable mix, partially offset by lower line rates and unit shipments related to supply chain disruption and labor constraints in certain businesses. Backlog at the end of the fourth quarter 2022 was $1.1 billion, a decrease of $114.7 million compared to $1.2 billion at the end of the fourth quarter 2021. The decrease was primarily the result of a normalization of inbound orders across categories, partially offset by pricing actions.

Recreation segment Adjusted EBITDA was $35.3 million in the fourth quarter 2022, an increase of $13.6 million from $21.7 million in the fourth quarter 2021. The increase was primarily due to favorable mix and price realization, partially offset by inefficiencies related to supply chain disruptions and labor constraints in certain businesses, and inflationary pressures.

Working Capital, Liquidity, and Capital Allocation

Cash and cash equivalents totaled $20.4 million as of October 31, 2022. Net debt2 was $209.6 million, and the company had $307.7 million available under its ABL revolving credit facility as of October 31, 2022, an increase of $17.7 million as compared to the October 31, 2021 availability of $290.0 million. During the fourth quarter 2022, the company did not repurchase any of its common shares. Trade working capital3 for the company as of October 31, 2022 was $347.8 million, compared to $368.2 million as of October 31, 2021. The decrease was primarily due to an increase in accounts payable and customer advances, partially offset by an increase in accounts receivable and inventory. Capital expenditures in the fourth quarter 2022 were $8.9 million compared to $10.8 million in the fourth quarter 2021.

3 Trade Working Capital is defined as accounts receivable plus inventories less accounts payable and customer advances.

Fiscal Year 2023 Outlook

	Full Fiscal Year 2023
	Guidance
($ in millions)	Low	High
Net Sales	$2,300	$2,500
Adjusted EBITDA	$110	$130
Free Cash Flow[4]	$39	$55
Adjusted Net Income	$42	$60
Net Income	$28	$47

Quarterly Dividend

The company’s board of directors declared a quarterly cash dividend in the amount of $0.05 per share of common stock, payable on January 13, 2023, to shareholders of record on December 30, 2022, which equates to a rate of $0.20 per share of common stock on an annualized basis.

Conference Call

A conference call to discuss the company’s fiscal year 2022 fourth quarter financial results is scheduled for December 14, 2022, at 10:00 a.m. ET. A supplemental slide deck will be available on the REV Group, Inc. investor relations website. The call will be webcast simultaneously over the Internet. To access the webcast, listeners can go to http://investors.revgroup.com/investor-events-and-presentations/events at least 15 minutes prior to the event and follow instructions for listening to the webcast. An audio replay of the call and related question and answer session will be available for 12 months at this website.

About REV Group

REV Group (REVG) companies are leading designers and manufacturers of specialty vehicles and related aftermarket parts and services. We serve a diversified customer base, primarily in the United States, through three segments: Fire & Emergency, Commercial, and Recreation. We provide customized vehicle solutions for applications, including essential needs for public services (ambulances, fire apparatus, school buses, and transit buses), commercial infrastructure (terminal trucks and industrial sweepers) and consumer leisure (recreational vehicles). Our diverse portfolio is made up of well-established principal vehicle brands, including many of the most recognizable names within their industry. Several of our brands pioneered their specialty vehicle product categories and date back more than 50 years. REV Group trades on the NYSE under the symbol REVG. Investors-REVG

Note Regarding Non-GAAP Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA and Adjusted Net Income, which are non-GAAP financial measures. Adjusted EBITDA represents net income before interest expense, income taxes, depreciation and amortization and loss on early extinguishment of debt, as adjusted for certain non-recurring, one-time and other adjustments which we believe are not indicative of our underlying operating performance. Adjusted Net Income represents net income as adjusted for certain after-tax, non-recurring, one-time and other adjustments, which we believe are not indicative of our underlying operating performance, as well as non-cash intangible asset amortization and stock-based compensation. Free Cash Flow is calculated as net cash from operating activities minus capital expenditures.

The company believes that the use of Adjusted EBITDA, Adjusted Net Income and Free Cash Flow provide additional meaningful methods of evaluating certain aspects of its operating performance from period to period on a basis that may not be otherwise apparent under GAAP when used in addition to, and not in lieu of, GAAP measures. A reconciliation of Adjusted EBITDA and Adjusted Net Income to the most closely comparable financial measures calculated in accordance with GAAP is included in the financial appendix of this news release.

4 Free Cash Flow is defined as net cash from operating activities minus capital expenditures.

Cautionary Statement About Forward-Looking Statements

This news release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This news release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “strives,” “goal,” “seeks,” “projects,” “intends,” “forecasts,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this news release and include statements regarding our intentions, beliefs, goals or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we operate, including REV Group’s outlook for the full fiscal year 2023.

Our forward-looking statements are subject to risks and uncertainties, including those highlighted under “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the company’s annual report on Form 10-K, and in the company’s subsequent quarterly reports on Form 10-Q, together with the company’s other filings with the SEC, which risks and uncertainties may cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which only speak as of the date hereof. The company does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, expect as required by applicable law.

Contact

Drew Konop

VP, Investor Relations & Corporate Development

Email: investors@revgroup.com

Phone: 1-888-738-4037 (1-888-REVG-037)

REV GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

	October 31, 2022	October 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$20.4	$13.3
Accounts receivable, net	215.0	213.3
Inventories, net	629.5	481.7
Other current assets	23.5	52.7
Total current assets	888.4	761.0
Property, plant and equipment, net	148.9	157.6
Goodwill	157.3	157.3
Intangible assets, net	119.2	126.3
Right of use assets	20.2	19.1
Other long-term assets	10.6	17.0
Total assets	$1,344.6	$1,238.3
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$163.9	$116.2
Short-term customer advances	258.0	210.6
Short-term accrued warranty	18.9	22.3
Short-term lease obligations	6.1	7.1
Other current liabilities	80.5	80.8
Total current liabilities	527.4	437.0
Long-term debt	230.0	215.0
Long-term customer advances	74.8	—
Deferred income taxes	21.0	21.4
Long-term lease obligations	14.2	12.8
Other long-term liabilities	20.9	33.3
Total liabilities	888.3	719.5
Commitments and contingencies
Shareholders' Equity:
Preferred stock ($.001 par value, 95,000,000 shares authorized; none issued or outstanding)	—	—
Common stock ($.001 par value, 605,000,000 shares authorized; 59,323,534 and 64,584,291 shares issued and outstanding, respectively)	0.1	0.1
Additional paid-in capital	436.4	502.1
Retained earnings	19.5	16.7
Accumulated other comprehensive income (loss)	0.3	(0.1)
Total shareholders' equity	456.3	518.8
Total liabilities and shareholders' equity	$1,344.6	$1,238.3

REV GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except share and per share amounts)

	(Unaudited) Three Months Ended		Twelve Months Ended
	October 31, 2022	October 31, 2021	October 31, 2022	October 31, 2021
Net sales	$623.6	$589.9	$2,331.6	$2,380.8
Cost of sales	556.8	524.6	2,084.1	2,089.8
Gross profit	66.8	65.3	247.5	291.0
Operating expenses:
Selling, general and administrative	45.7	47.9	190.0	189.0
Research and development costs	1.2	1.0	4.2	4.4
Amortization of intangible assets	1.4	2.4	7.1	9.8
Restructuring	0.6	1.6	9.4	2.5
Impairment charges	—	1.5	-	1.5
Total operating expenses	48.9	54.4	210.7	207.2
Operating income	17.9	10.9	36.8	83.8
Other expense, net:
Interest expense, net	5.8	3.0	16.9	17.3
Loss on early extinguishment of debt	—	—	—	1.4
Loss on sale of business	—	—	0.1	2.8
Loss on investment in China JV	—	6.2	—	6.2
Loss on acquisition of business	—	—	—	0.4
Income before provision for income taxes	12.1	1.7	19.8	55.7
Provision for income taxes	3.4	1.7	4.6	11.3
Net income	$8.7	$—	$15.2	$44.4

Net Income per common share:
Basic	$0.15	$—	$0.25	$0.70
Diluted	$0.15	$—	$0.25	$0.69
Dividends declared per common share	$0.20	$0.05	$0.20	$0.10

Adjusted income per common share:
Basic	$0.28	$0.28	$0.81	$1.21
Diluted	$0.28	$0.27	$0.80	$1.19

Weighted Average Shares Outstanding:
Basic	58,151,931	63,791,337	60,500,505	63,388,575
Diluted	58,778,091	65,204,303	61,177,801	64,652,625

REV GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Fiscal Year Ended
	October 31, 2022	October 31, 2021	October 31, 2020
Cash flows from operating activities:
Net income (loss)	$15.2	$44.4	$(30.5)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	32.3	32.0	40.2
Amortization of debt issuance costs	1.7	2.0	2.5
Stock-based compensation expense	8.7	7.8	7.8
Deferred income taxes	(0.5)	1.1	(27.8)
Loss on early extinguishment of debt	—	1.4	—
Gain on sale of assets	—	(1.5)	(1.2)
Impairment charges	—	1.5	12.1
Loss on sale of business	0.1	2.8	11.1
Loss on investment in China JV	—	6.2	—
Loss (gain) on acquisition of business	—	0.4	(8.6)
Changes in operating assets and liabilities, net
Receivables, net	(1.8)	12.0	44.1
Inventories, net	(149.5)	52.8	27.1
Other current assets	17.1	(1.5)	(1.8)
Accounts payable	47.8	(49.7)	(36.7)
Accrued warranty	(5.7)	(0.6)	2.9
Customer advances	122.3	40.5	4.9
Other liabilities	5.2	9.7	7.7
Long-term assets	(1.3)	(3.0)	1.9
Net cash provided by operating activities	91.6	158.3	55.7
Cash flows from investing activities:
Purchase of property, plant and equipment	(24.8)	(24.7)	(13.5)
Purchase of rental and used vehicles	—	—	(3.3)
Proceeds from sale of assets	8.2	12.5	11.3
Proceeds from sale of investment in China JV	1.8	—	—
Proceeds from sale of businesses	—	2.0	54.5
Acquisition of businesses, net of cash acquired	—	—	(47.3)
Net cash (used in) provided by investing activities	(14.8)	(10.2)	1.7
Cash flows from financing activities:
Net proceeds (repayments) from borrowings on revolving credit	15.0	175.0	(35.1)
Repayment of long-term debt	—	(303.4)	(3.3)
Payment of dividends	(12.4)	(6.6)	(9.5)
Repurchase and retirement of common stock	(70.0)	(3.9)	—
Payment of debt issuance costs	—	(7.0)	(1.0)
Proceeds from exercise of common stock options	0.3	2.0	0.8
Other financing activities	(2.6)	(2.3)	(1.2)
Net cash used in financing activities	(69.7)	(146.2)	(49.3)
Net increase in cash and cash equivalents	7.1	1.9	8.1
Cash and cash equivalents, beginning of year	13.3	11.4	3.3
Cash and cash equivalents, end of year	$20.4	$13.3	$11.4
Supplemental disclosures of cash flow information:
Cash paid (refunded) for:
Interest	$12.0	$14.8	$23.2
Income taxes, net of refunds	$(12.8)	$3.8	$5.5

REV GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In millions; unaudited)

	(Unaudited) Three Months Ended October 31,		Twelve Months Ended October 31,
	2022	2021	2022	2021
Net Sales:
Fire & Emergency	$253.0	$277.3	$965.4	$1,135.1
Commercial	110.9	94.5	410.2	387.3
Recreation	260.1	217.9	957.8	858.5
Corporate & Other	(0.4)	0.2	(1.8)	(0.1)
Total	$623.6	$589.9	$2,331.6	$2,380.8

Adjusted EBITDA:
Fire & Emergency	$1.9	$10.1	$2.5	$57.7
Commercial	3.3	5.7	22.3	31.0
Recreation	35.3	21.7	110.9	86.0
Corporate & Other	(7.0)	(6.4)	(30.6)	(33.2)
Total	$33.5	$31.1	$105.1	$141.5

Adjusted EBITDA Margin:
Fire & Emergency	0.8%	3.6%	0.3%	5.1%
Commercial	3.0%	6.0%	5.4%	8.0%
Recreation	13.6%	10.0%	11.6%	10.0%
Corporate & Other	n/m	n/m	n/m	n/m
Total	5.4%	5.3%	4.5%	5.9%

			Increase (Decrease)
Period-End Backlog:	October 31, 2022	October 31, 2021	$	%
Fire & Emergency	$2,589.4	$1,498.6	$1,090.8	73%
Commercial	525.6	394.7	130.9	33%
Recreation	1,119.8	1,234.5	(114.7)	-9%
Total Backlog	$4,234.8	$3,127.8	$1,107.0	35%

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Three Months Ended October 31, 2022
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net (loss) income	$(8.4)	$2.5	$32.4	(17.8)	$8.7
Depreciation & amortization	3.0	0.7	2.8	0.4	6.9
Interest expense, net	2.1	0.1	—	3.6	5.8
Benefit for income taxes	—	—	—	3.4	3.4
EBITDA	(3.3)	3.3	35.2	(10.4)	24.8
Transaction expenses	—	—	—	0.1	0.1
Restructuring	0.6	—	—	—	0.6
Restructuring related charges	4.6	—	—	—	4.6
Stock-based compensation expense	—	—	—	2.4	2.4
Legal matters	—	—	0.1	0.9	1.0
Adjusted EBITDA	$1.9	$3.3	$35.3	$(7.0)	$33.5

	Three Months Ended October 31, 2021
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net (loss) income	$(1.4)	$4.6	$16.7	$(19.9)	$—
Depreciation & amortization	3.0	0.7	3.6	0.5	7.8
Interest expense, net	1.2	—	—	1.7	2.9
Benefit for income taxes	—	—	—	1.7	1.7
EBITDA	2.8	5.3	20.3	(16.0)	12.4
Sponsor expense reimbursement	—	—	—	0.2	0.2
Restructuring	1.6	—	—	—	1.6
Impairment charges	1.5	—	—	—	1.5
Stock-based compensation expense	—	—	—	2.3	2.3
Legal matters	—	—	—	0.8	0.8
Net loss on sale of business and assets	—	—	—	6.2	6.2
Other items	4.2	0.4	1.4	0.1	6.1
Adjusted EBITDA	$10.1	$5.7	$21.7	$(6.4)	$31.1

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Twelve Months Ended October 31, 2022
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$(41.2)	$19.1	$97.2	$(59.9)	$15.2
Depreciation & amortization	14.2	2.9	12.9	2.3	32.3
Interest expense, net	6.9	0.3	—	9.7	16.9
Provision for income taxes	—	—	—	4.6	4.6
EBITDA	(20.1)	22.3	110.1	(43.3)	69.0
Transaction expenses	—	—	—	0.7	0.7
Sponsor expense reimbursement	—	—	—	0.1	0.1
Restructuring	9.4	—	—	—	9.4
Restructuring related charges	9.7	—	—	—	9.7
Stock-based compensation expense	—	—	—	8.7	8.7
Legal matters	3.4	—	0.8	3.2	7.4
Net loss on sale of business and assets	0.1	—	—	—	0.1
Adjusted EBITDA	$2.5	$22.3	$110.9	$(30.6)	$105.1

	Twelve Months Ended October 31, 2021
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$28.3	$27.0	$70.3	$(81.2)	$44.4
Depreciation & amortization	12.0	2.9	14.2	2.9	32.0
Interest expense, net	5.5	0.7	0.1	11.0	17.3
Loss on early extinguishment of debt	—	—	—	1.4	1.4
Provision for income taxes	—	—	—	11.3	11.3
EBITDA	45.8	30.6	84.6	(54.6)	106.4
Transaction expenses	—	—	—	3.2	3.2
Sponsor expense reimbursement	—	—	—	0.4	0.4
Restructuring	1.6	—	—	0.9	2.5
Restructuring related charges	0.3	—	—	—	0.3
Impairment charges	1.5	—	—	—	1.5
Stock-based compensation expense	—	—	—	7.8	7.8
Legal matters	1.7	—	—	2.3	4.0
Net loss on sale of business and assets	1.6	—	—	6.3	7.9
Gain on acquisition of business	—	—	—	0.4	0.4
Other items	4.2	0.4	1.4	0.1	6.1
Earnings attributable to assets held for sale	1.0	—	—	—	1.0
Adjusted EBITDA	$57.7	$31.0	$86.0	$(33.2)	$141.5

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME

(In millions; unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2022	2021	2022	2021
Net income	$8.7	$—	$15.2	$44.4
Amortization of intangible assets	1.4	2.4	7.1	9.8
Transaction expenses	0.1	—	0.7	3.2
Sponsor expense reimbursement	—	0.2	0.1	0.4
Restructuring	0.6	1.6	9.4	2.5
Restructuring related charges	4.6	—	9.7	0.3
Impairment charges	—	1.5	—	1.5
Stock-based compensation expense	2.4	2.3	8.7	7.8
Legal matters	1.0	0.8	7.4	4.0
Net loss on sale of business and assets	—	6.2	0.1	7.9
Gain on acquisition of business	—	—	—	0.4
Other items	—	6.1	—	6.1
Losses attributable to assets held for sale	—	—	—	1.0
Accelerated Depreciation	—	—	2.3	—
Loss on early extinguishment of debt	—	—	—	1.4
Impact of tax rate change	—	—	—	(4.2)
Income tax effect of adjustments	(2.6)	(3.2)	(11.6)	(9.6)
Adjusted Net Income	$16.2	$17.9	$49.1	$76.9

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA OUTLOOK RECONCILIATION

(In millions)

	Fiscal Year 2023
	Low	High
Net income (1)	$28.2	$46.7
Depreciation and amortization	32.0	30.0
Interest expense, net	27.0	25.0
Provision for income taxes	9.9	16.4
EBITDA	97.1	118.1
Sponsor expense reimbursement	0.4	0.4
Stock-based compensation expense	12.5	11.5
Adjusted EBITDA	$110.0	$130.0

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME OUTLOOK RECONCILIATION

(In millions)

	Fiscal Year 2023
	Low	High
Net income (1)	$28.2	$46.7
Amortization of intangible assets	5.7	5.7
Sponsor expense reimbursement	0.4	0.4
Stock-based compensation expense	12.5	11.5
Income tax effect of adjustments	(4.8)	(4.6)
Adjusted Net Income	$42.0	$59.7

1 Does not include any non-recurring charges that may occur during the period shown other than those presented in this reconciliation. See “Cautionary Statement About Forward-Looking Statements” above